Exhibit 99.1

Performant Financial Corporation Announces Financial Results for First Quarter 2020

Livermore, Calif., May 19, 2020 - Performant Financial Corporation (Nasdaq: PFMT), (the "Company"), a leading provider of technology-enabled recovery and related analytics services in the United States, today reported the following financial results for its first quarter ended March 31, 2020:

First Quarter Financial Highlights

•	Total revenues of $45.9 million, compared to revenues of $34.9 million in the prior year period

•
Net loss of approximately $12.5 million, or $(0.23) per diluted share, compared to a net loss of $8.5 million, or $(0.16) per diluted share, in the prior year period. Included in the net loss was a non-cash impairment to goodwill of $19.0 million

•
Adjusted net income, excluding the non-cash goodwill charge was $2.1 million, or $0.04 per diluted share, compared to an adjusted net loss of $7.9 million or $(0.15) per diluted share in the prior year period

•	Adjusted EBITDA of $7.1 million, compared to $(4.4) million in the prior year period

First Quarter 2020 Results

Total revenues in the first quarter were $45.9 million, an increase of 31.5% from revenues of $34.9 million in the prior year period. Healthcare revenues in the first quarter of 2020 were $17.5 million, an increase of 94.3% from revenues of $9.0 million in the prior year period. Recovery revenues in the first quarter were $24.3 million, an increase of $2.9 million, or 13.5% from revenues of $21.4 million in the prior year period. Revenues from our Customer Care / Outsourced Services in the first quarter were $4.1 million, a decrease of $0.4 million from the prior year period.

The Company recorded a non-cash impairment to goodwill of $19.0 million as of March 31, 2020. This is mainly due to the decrease in the Company’s stock price and associated market capitalization. There has been significant negative impact to the global economy and the public securities markets as a result of the COVID-19 pandemic since March 2020. As a result, the Company’s goodwill is at elevated risk of additional impairment should there be further decline in the Company’s stock price and associated market capitalization, which may result in a potentially material non-cash charge to earnings.

Net loss for the first quarter of 2020 was $12.5 million, or $(0.23) per share on a fully diluted basis, compared to net loss of $8.5 million or $(0.16) per share on a fully diluted basis in the prior year period. Adjusted net income for the first quarter of 2020 was $2.1 million, resulting in $0.04 per share on a fully diluted basis. This compares to an adjusted net loss of $7.9 million or $(0.15) per fully diluted share in the prior year period. Adjusted EBITDA for the first quarter of 2020 was $7.1 million as compared to $(4.4) million in the prior year period.

As of March 31, 2020, the Company had cash, cash equivalents and restricted cash of approximately $10.2 million.

Impact of COVID-19

Since March 11, 2020, when the World Health Organization declared the COVID-19 outbreak a pandemic, the Company has taken many proactive actions to protect the health of our employees and their families, including limiting the number of people permitted to be present in any particular meeting, curtailing business travel and encouraging videoconferencing whenever possible. As the COVID-19 pandemic worsened throughout March and into April 2020, the Company required almost all personnel, approximately 1,200 employees, to work remotely and access to Company sites was restricted to personnel who are required to perform critical business continuity activities.

While the Company currently believes it has taken steps that will allow it to continue to function as a result of the COVID-19 pandemic, the extent of the COVID-19 pandemic’s effect on Performant's operational and financial performance will depend on future developments and it is not currently possible to predict the overall long-term impact of the COVID-19 pandemic on the Company's business.

For example, pursuant to the terms of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted in March 2020, the U.S. Federal government suspended payments, ceased accruing interest, and stopped involuntary collections of payments (e.g., wage garnishments) for student loans owned by the Department of Education through September 30, 2020. There is significant uncertainty around the breadth and duration of business disruptions related to COVID-19 pandemic, as well as its impact on the Company and the U.S. economy as a whole.

Business Commentary and Outlook

“As the pandemic unfolded in March, we were in the process of reporting a second consecutive quarter with strong operating results that was built on momentum from the solid execution on our contracts and plans. Although we have had to pause active outbound work on most student loan and government contracts, we are still driving good operational momentum in most of our other contracts which have not been as significantly impacted by the pandemic,” stated Lisa Im, CEO of Performant.

“Our Company’s Business Continuity Pandemic Taskforce has been extremely responsive in managing a multitude of changes coming from clients and various governing bodies (i.e., federal, states, counties, cities, etc.). We are actively monitoring the impacts of the COVID-19 pandemic and although we may take further actions to alter our business operations, the full impact of the COVID-19 pandemic on our operating results, financial condition, or liquidity for fiscal year 2020 and beyond cannot be estimated at this point. As a result, we have made the decision to withdraw our future guidance,” concluded Im.

Note Regarding Use of Non-GAAP Financial Measures

In this press release, to supplement our consolidated financial statements, the Company presents adjusted EBITDA and adjusted net income. These measures are not in accordance with accounting principles generally accepted in the United States of America (US GAAP) and accordingly reconciliations of adjusted EBITDA and adjusted net income (loss) to net income (loss) determined in accordance with US GAAP are included in the “Reconciliation of Non-GAAP Results” table at the end of this press release. We have included adjusted EBITDA and adjusted net income in this press release because they are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends and to prepare and approve our annual budget. Accordingly, we believe that adjusted EBITDA and adjusted net income provide useful information to investors and analysts in understanding and evaluating our operating results in the same manner as our management and board of directors. Our use of adjusted EBITDA and adjusted net income has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under US GAAP. In particular, many of the adjustments to our US GAAP financial measures reflect the exclusion of items, specifically interest, tax and depreciation and amortization expenses, equity-based compensation expense and certain other non-operating expenses, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be calculated differently from similarly titled non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes.

Earnings Conference Call

The Company will hold a conference call to discuss its first quarter 2020 results today at 5:00 p.m. Eastern. A live webcast of the call may be accessed on the Investor Relations section of the Company’s website at investors.performantcorp.com. The conference call is also available by dialing 877-705-6003 (domestic) or 201-493-6725 (international).

A replay of the call will be available on the Company's website or by dialing 844-512-2921 (domestic) or 412-317-6671 (international) and entering the passcode 13703913. The telephonic replay will be available approximately three hours after the call, through May 26, 2020.

About Performant Financial Corporation

Performant helps government and commercial organizations enhance revenue and contain costs by preventing, identifying and recovering waste, improper payments and defaulted assets. Performant is a leading provider of these services in several industries, including healthcare, student loans and government. Performant has been providing recovery audit services for more than nine years to both commercial and government clients, including serving as a Recovery Auditor for the Centers for Medicare and Medicaid Services.

Powered by a proprietary analytic platform and workflow technology, Performant also provides professional services related to the recovery effort, including reporting capabilities, support services, customer care and stakeholder training programs meant to mitigate future instances of improper payments. Founded in 1976, Performant is headquartered in Livermore, California.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our outlook for revenues, net income (loss), and adjusted EBITDA in 2020 and beyond. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the material adverse impact of the COVID-19 pandemic on our business, results of operations and financial condition as well as on the business operations and financial performance of many of our customers, that the Company may not have sufficient cash flows from operations or the availability of funds under its credit agreement to fund ongoing operations and other liquidity needs, that the Company’s indebtedness could adversely affect its business and financial condition and could reduce the funds available for other purposes and the failure to comply with covenants contained in its credit agreement could result in an event of default that could adversely affect its results of operations, that the Company faces a long period to implement a new contract which may result in the incurrence of expenses before the receipt of revenues from new client relationships, the high level of revenue concentration among the Company's largest customers and any termination in the Company’s relationship with any of our significant clients would result in a material decline in our revenues, that many of the Company's customer contracts are subject to periodic renewal, are not exclusive, do not provide for committed business volumes and may be changed or terminated unilaterally and on short notice, that the Company may not be able to manage its potential growth effectively, that the Company faces significant competition in all of its markets, that continuing limitations on the scope of our audit activity under our RAC contracts have significantly reduced our revenue opportunities with this client, that the U.S. federal government accounts for a significant portion of the Company's revenues, that future legislative and regulatory changes may have significant effects on the Company's business, that failure of the Company's or third parties' operating systems and technology infrastructure could disrupt the operation of the Company's business and the threat of breach of the Company's security measures or failure or unauthorized access to confidential data that the Company possesses. More information on potential factors that could affect the Company's financial condition and operating results is included from time to time in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's annual report on Form 10-K for the year ended December 31, 2019 and subsequently filed reports on Forms 10-Q and 8-K. The forward-looking statements are made as of the date of this press release and the Company does not undertake to update any forward-looking statements to conform these statements to actual results or revised expectations.

Contact Information
Richard Zubek
Investor Relations
925-960-4988
investors@performantcorp.com

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except per share amounts)

	March 31, 2020	December 31, 2019
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$8,574	$3,373
Restricted cash	1,622	1,622
Trade accounts receivable, net of allowance for doubtful accounts of $518 and $237, respectively	27,276	27,170
Contract assets	1,201	1,339
Prepaid expenses and other current assets	3,780	3,329
Income tax receivable	3,989	164
Total current assets	46,442	36,997
Property, equipment, and leasehold improvements, net	18,361	18,769
Identifiable intangible assets, net	866	925
Goodwill	55,372	74,372
Right-of-use assets	6,235	6,834
Other assets	986	975
Total assets	$128,262	$138,872
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of notes payable to related party, net of unamortized debt issuance costs of $111 and $130, respectively	$3,339	$3,320
Accrued salaries and benefits	7,676	6,126
Accounts payable	3,007	2,532
Other current liabilities	3,830	3,659
Estimated liability for appeals and disputes	1,169	1,018
Lease liabilities	2,601	2,775
Total current liabilities	21,622	19,430
Notes payable to related party, net of current portion and unamortized debt issuance costs of $1,938 and $2,301, respectively	58,062	58,562
Deferred income taxes	35	35
Earnout payable	475	475
Lease liabilities	4,481	4,984
Other liabilities	1,839	1,761
Total liabilities	86,514	85,247
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.0001 par value. Authorized, 500,000 shares at March 31, 2020 and December 31, 2019 respectively; issued and outstanding 54,022 and 53,900 shares at March 31, 2020 and December 31, 2019, respectively	5	5
Additional paid-in capital	81,196	80,589
Accumulated deficit	(39,453)	(26,969)
Total stockholders’ equity	41,748	53,625
Total liabilities and stockholders’ equity	$128,262	$138,872

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$45,888	$34,876
Operating expenses:
Salaries and benefits	28,805	29,116
Other operating expenses	12,220	12,953
Impairment of goodwill	19,000	—
Total operating expenses	60,025	42,069
Loss from operations	(14,137)	(7,193)
Interest expense	(2,227)	(1,136)
Interest income	6	11
Loss before provision for income taxes	(16,358)	(8,318)
Provision for (benefit from) income taxes	(3,874)	171
Net loss	$(12,484)	$(8,489)
Net loss per share
Basic	$(0.23)	$(0.16)
Diluted	$(0.23)	$(0.16)
Weighted average shares
Basic	53,943	53,059
Diluted	53,943	53,059

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(12,484)	$(8,489)
Adjustments to reconcile net loss to net cash provided by operating activities:
Impairment of goodwill	19,000	—
Depreciation and amortization	1,540	2,312
ROU assets amortization	599	660
Deferred income taxes	—	31
Stock-based compensation	691	499
Interest expense from debt issuance costs	382	232
Earnout mark-to-market	—	276
Changes in operating assets and liabilities:
Trade accounts receivable	(106)	3,002
Contract assets	138	—
Prepaid expenses and other current assets	(451)	(372)
Income tax receivable	(3,825)	165
Other assets	(11)	—
Accrued salaries and benefits	1,550	1,605
Accounts payable	475	587
Other current liabilities	171	483
Estimated liability for appeals and disputes	151	45
Lease liabilities	(677)	(723)
Other liabilities	78	43
Net cash provided by operating activities	7,221	356
Cash flows from investing activities:
Purchase of property, equipment, and leasehold improvements	(1,073)	(1,486)
Net cash used in investing activities	(1,073)	(1,486)
Cash flows from financing activities:
Repayment of notes payable	(863)	—
Taxes paid related to net share settlement of stock awards	(84)	(156)
Proceeds from exercise of stock options	—	34
Net cash used in financing activities	(947)	(122)
Net increase (decrease) in cash, cash equivalents and restricted cash	5,201	(1,252)
Cash, cash equivalents and restricted cash at beginning of period	4,995	7,275
Cash, cash equivalents and restricted cash at end of period	$10,196	$6,023

Reconciliation of the Consolidated Statements of Cash Flows to the Consolidated Balance Sheets:
Cash and cash equivalents	$8,574	$4,364
Restricted cash	1,622	1,659
Total cash, cash equivalents and restricted cash at end of period	$10,196	$6,023

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2020	2019

Supplemental disclosures of cash flow information:
Cash received for income taxes	$(72)	$(54)
Cash paid for interest	$1,845	$—

PERFORMANT FINANCIAL CORPORATION AND SUBSIDIARIES
Reconciliation of Non-GAAP Results
(In thousands, except per share amount)
(Unaudited)

	Three Months Ended March 31,
	2020	2019
Adjusted Net Income (Loss) Per Diluted Share:
Net loss	$(12,484)	$(8,489)
Plus: Adjustment items per reconciliation of adjusted net (loss) income	14,596	573
Adjusted net income (loss)	2,112	(7,916)
Adjusted Loss Per Diluted Share	$0.04	$(0.15)
Diluted avg shares outstanding (6)	54,166	53,059

	Three Months Ended March 31,
	2020	2019
Adjusted EBITDA:
Net loss	$(12,484)	$(8,489)
Provision for (benefit from) income taxes	(3,874)	171
Interest expense (1)	2,227	1,136
Interest income	(6)	(11)
Depreciation and amortization	1,540	2,312
Impairment of goodwill (5)	19,000	—
Stock-based compensation	691	499
Adjusted EBITDA	$7,094	$(4,382)

	Three Months Ended March 31,
	2020	2019
Adjusted Net Income (Loss):
Net loss	$(12,484)	$(8,489)
Stock-based compensation	691	499
Amortization of intangibles (2)	59	59
Impairment of goodwill (5)	19,000	—
Deferred financing amortization costs (3)	382	232
Tax adjustments (4)	(5,536)	(217)
Adjusted Net Income (Loss)	$2,112	$(7,916)

(1)	Represents interest expense and amortization of issuance costs related to the refinancing of our indebtedness.

(2)	Represents amortization of intangibles related to the acquisition of Performant by an affiliate of Parthenon Capital Partners in 2004.

(3)	Represents amortization of capitalized financing costs related to our Credit Agreement.

(4)	Represents tax adjustments assuming a marginal tax rate of 27.5% at full profitability.

(5)	Represents a non-cash goodwill impairment charge in 2020 mainly due to the decrease of our market capitalization.

(6)
While Net income (loss) for the three months ended March 31, 2020 reflects a net loss of ($12,484), the computation of adjusted net income results in adjusted net income of $2,112. Therefore, the calculation of the adjusted earnings per diluted share for the three months ended March 31, 2020 includes dilutive common share equivalents of 223 added to the basic weighted average shares of 53,943.